Exhibit 10.29
AMENDMENT TO MICROSOFT OPERATIONS DIGITAL DISTRIBUTION AGREEMENT
Certain confidential information contained in this document, marked by asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the
Securities Exchange Act of 1934, as amended.
AMENDMENT SUMMARY AND SIGNATURE PAGES
This Amendment (“Amendment”) to the Microsoft Operations Digital Distribution Agreement is entered into between:
Microsoft Corporation
     A corporation organized under the laws of the State of Washington, U.S.A. (“Microsoft”)
AND
Digital River, Inc.
     A company organized under the laws of the State of Delaware, U.S.A. (“Company”)

Amendment Effective Date and Expiration Date:	This Amendment shall become effective on the latter of the two signature dates set forth below. Unless terminated earlier pursuant to the terms of the Agreement, this Amendment shall expire on September 1, 2011 (the “Amendment Expiration Date”).

Purpose and Scope:	Company and Microsoft are parties to a Microsoft Operations Digital Distribution Agreement dated September 1, 2006 (as the same may have been amended, supplemented or otherwise modified from time to time, the “Agreement”), pursuant to which Company has provided E-Commerce Activities to Microsoft in accordance with the terms of the applicable SOWs.

In addition to the E-Commerce Activities originally contemplated in the Agreement, Company resells and distributes, as a seller of record, certain Microsoft Products to End-Users under the terms of a Direct Reseller Addendum to the Agreement dated September 1, 2006 (as the same may have been amended, supplemented or otherwise modified from time to time, the “Direct Reseller Addendum”).

[*] This Amendment may be referred to by the Parties in other agreements between the Parties as the “2009 Pricing Amendment (NA/LATAM).”
This Amendment consists of the following:
•	This Amendment Summary and Signature Page

•	The Amendment Terms and Conditions

•	Attachment 1: [*]
Microsoft and Company enter into this Amendment by signing below.

MICROSOFT CORPORATION		DIGITAL RIVER, INC.

Signature:		Signature:

	Print Name:		Print Name:

	Title:		Title:

	Date:		Date:

*	Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

AMENDMENT TERMS AND CONDITIONS
     1. [*]
     2. Definitions. Capitalized terms used in and not otherwise defined in this Amendment or Attachment 1 to this Amendment shall have the meanings given to them in the Agreement, the Direct Reseller Addendum or the Windows Marketplace Addendum (as the case may be).
     3. No Further Amendment. Except as expressly modified by this Amendment, the Agreement, the Direct Reseller Addendum, the Windows Marketplace Addendum and the existing SOWs shall remain unmodified and in full force and effect.
     4. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and as executed shall constitute one agreement, binding on both parties even though both parties do not sign the same counterpart.
END OF AMENDMENT TERMS AND CONDITIONS

*	Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

ATTACHMENT 1
[*]

*	Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.